Exhibit 4.31.14


                  THIRD AMENDMENT TO FIVE-YEAR CREDIT AGREEMENT

        THIS THIRD AMENDMENT TO FIVE-YEAR CREDIT AGREEMENT, dated as of March 20, 2002 (this "Amendment"), is made by and among Conseco, Inc., an Indiana corporation (the "Company"), the various financial institutions signatory hereto (the "Banks") and Bank of America, N.A., individually and as agent for the Banks (the "Agent").

                              W I T N E S S E T H:

        WHEREAS, the Company, the Banks and the Agent are party to that certain Five-Year Credit Agreement, dated as of September 25, 1998 (as heretofore amended, the "Credit Agreement") and the Loan Documents referred to in the Credit Agreement;

        WHEREAS, the Company and the Banks have agreed to amend the Credit Agreement on the terms and conditions herein set forth;

        NOW, THEREFORE, the parties hereto hereby agree as follows:

        1. Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement (as amended hereby).

        2. Amendments to Credit Agreement. The Credit Agreement is hereby amended, effective on the date this Amendment becomes effective in accordance with Section 3 hereof, as follows:

               2.1 Appendix. The Appendix to the Credit Agreement is hereby amended as set forth in Schedule I attached hereto.

               2.2 Definition of Applicable Offshore Rate Margin. The definition of "Applicable Offshore Rate Margin" in Section 1.01 is hereby amended by deleting the reference to "2.50%" and replacing it with "3.25%."

               2.3 Definition of Scheduled Maturity Date. The definition of "Scheduled Maturity Date" in Section 1.01 is hereby amended by deleting the references to "$150,000,000" and "$300,000,000" in clause (c) and replacing them with "$200,000,000" and "$500,000,000" respectively.

               2.4 Interest. Sections 2.12(a) and (c) of the Credit Agreement are hereby amended to state in their entirety as follows:

               (i) "(a) Each Committed Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the Offshore Rate plus the Applicable Offshore Rate Margin or the Base Rate plus 2.25%, as the case may be (and subject to the Company's right to convert to other Types of Loans under Section 2.04)."

               (ii) "(c) Notwithstanding Section 2.04 or subsection (a) of this
        Section 2.12, upon the occurrence and during the continuance of an Event of Default under Section 5.01(a) of the Appendix, the Company agrees to pay interest on such unpaid principal or other amount, from the date such amount becomes due until the date such amount is paid in full, and after as well as before any entry of judgment thereon to the extent permitted by law, payable on demand, at a fluctuating rate per annum equal to the Base Rate plus 3.75% (the "Default Rate"); provided, however, that the Company agrees to pay interest on the principal amount of all outstanding Obligations at the Default Rate on any date on which an Event of Default continues under Section 5.01(c) of the Appendix with respect to the Company's failure to perform or observe any term, covenant or agreement contained in Section 4.13, 4.14, 4.15, 4.16, or
        4.17 of the Appendix as well as under Section 5.01(a) of the Appendix."

               2.5 Assignments. Section 10.08 of the Credit Agreement is hereby amended by deleting the number "$10,000,000" and substituting the number "$5,000,000" therefor.

               3. Conditions to Effectiveness of this Amendment. This Amendment shall become effective upon the satisfaction of the following conditions:

               3.1 Executed Amendment. Receipt by the Agent of duly executed counterparts of this Amendment from the Company and the Required Banks.

               3.2 Resolutions; Incumbency. Receipt by the Agent of the following documents:

               (i) copies of the resolutions of the board of directors of the Company authorizing the transactions contemplated hereby, certified as of the date hereof by the Secretary or an Assistant Secretary of the Company; and

               (ii) a certificate of the Secretary or an Assistant Secretary of the Company, dated as of the date hereof, certifying the names and true signatures of the officers of the Company authorized to execute, deliver and perform, as applicable, this Amendment, and all other documents to be delivered by the Company hereunder.

               3.3 CIHC Guaranty. A Reaffirmation of the CIHC Guaranty in the form attached as Exhibit A.

               3.4 Resolutions; Incumbency - CIHC.

               (i) Copies of the resolutions of the board of directors of CIHC authorizing the transactions contemplated hereby, certified by the Secretary or an Assistant Secretary of CIHC; and

               (ii) A certificate of the Secretary or Assistant Secretary of CIHC certifying the names and true signatures of the officers of CIHC authorized to execute, deliver and perform, as applicable, all documents to be delivered by it thereunder.

               3.5 Organizational Documents; Good Standing. Receipt by the Agent of (i) a certificate of the Secretary or an Assistant Secretary of the Company and CIHC, dated as of the date hereof, certifying as to the form of the articles of incorporation and bylaws of the Company and CIHC and (ii) a good standing certificate of each of the Company and CIHC from its state of incorporation.

               3.6 D & O Facilities. Copies of (i) the First Stage Amendment and Agreement Re: 1997 D&O Loans, dated as of March 20, 2002, (ii) the First Stage Amendment and Agreement Re: Non-Refinanced 1998 D&O Loans, dated as of March 20, 2002, (iii) the First Stage Amendment and Agreement Re: 1998 D&O Loans, dated as of March 20, 2002, and (iv) the First Stage Amendment and Agreement Re: 1999 D&O Loans dated as of March 20, 2002, each substantially in the form of Exhibit B attached hereto.

               3.7 Opinion of Counsel. (i) Receipt by the Agent of the opinion of David K. Herzog, counsel of the Company and CIHC, substantially in the form of Exhibit C, and addressing such other legal maters as the Administrative Agent may reasonably require; and

               (ii) Receipt by the Agent of the opinion of Weil, Gotshal & Manges LLP, outside counsel to the Company and CIHC, substantially in the form of Exhibit D, and addressing such other legal matters as the Administrative Agent may reasonably require.

               3.8 AM Best. Receipt by the Agent of a letter to the Banks evidencing the Company's understanding if scheduled payments are not made on or before the date that such scheduled payments become due and payable in respect of all Trust Preferred Securities (as such term is defined in the Appendix), a downgrade from A.M. Best A- Status (as such term is defined in the Appendix) would occur.

               3.9 Fee. Receipt by the Agent for the benefit of the Banks executing and delivering this amendment on or before March 20, 2002, of an amendment fee in an amount equal to 0.50% of the outstanding principal amount of the Loans by such Banks under the Credit Agreement on the effective date hereof after giving effect to the prepayments received on the effective date hereof.

               3.10 Certificate. Receipt by the Agent of a certificate signed by a Responsible Officer, dated as of the date hereof, stating that:

               (i) no Default or Event of Default will exist after giving effect to this Amendment; and

               (ii) since September 30, 2001, there has been no Material Adverse Effect (except for changes in or adverse effects upon, the business, properties, condition (financial or otherwise) of the Company and its Subsidiaries as disclosed in press releases, public filings or otherwise in writing to the Agent).

               3.11 Payment of Fees. Evidence of payment by the Company of all accrued and unpaid fees, costs and expenses related to this Amendment, submitted in detail prior to closing, to the extent then due and payable on the closing date, together with Attorney Costs of the Agent to the extent invoiced prior to or on the closing date, plus such additional amounts of reasonable Attorney Costs as shall constitute the Agent's reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between the Company and the Agent).

               3.12 Hiring of Ernst and Young LLP. The Banks, with the approval of the Company, shall have hired Ernst & Young LLP as a financial advisor to review the financial condition and performance of the Company and its Subsidiaries, and the Agent shall be satisfied as to the duration and scope of such review.

               3.13 Exchange Offer. The Exchange Offer (as defined in the Appendix) and the disclosures made in connection therewith (including, without limitation, pursuant to the Offering Memorandum (as defined in the Appendix)) shall be on terms and conditions satisfactory to the Agent.

               3.14 Miscellaneous. Receipt by the Agent of such other documents, certificates, instruments or opinions as may reasonably be requested by the Agent or the Banks.

               4. Certain Representations and Warranties by the Company. In order to induce the Banks and the Agent to enter into this Amendment, the Company represents and warrants to the Banks and the Agent that:

               4.1 Authority. The Company has the right, power and capacity and has been duly authorized and empowered by all requisite corporate and required shareholder action, if any, to enter into, execute, deliver and perform this Amendment.

               4.2 Validity. This Amendment has been duly and validly executed and delivered by the Company and constitutes its legal, valid and binding obligation, enforceable against the Company in accordance with its terms, except as enforcement thereof may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law or otherwise).

               4.3 No Conflicts. The Company's execution, delivery and performance of this Amendment do not and will not violate (i) its certificate or articles of incorporation or by-laws, (ii) any law, rule, regulation, order, writ, judgment, decree or award applicable to the Company or (iii) any contractual obligation to which the Company is a party or to which the Company or any of its properties are subject, except to the extent that any violations as set forth in clauses (ii) or (iii) would not result in a Material Adverse Effect.

               4.4 Approvals. No authorization or approval or other action by, and no notice to or filing or registration with, any Governmental Authority or regulatory body (other than those which have been obtained and are in force and effect) is required in connection with the Company's execution, delivery and performance of this Amendment.

               4.5 No Defaults. No Default or Event of Default exists after giving effect to this Amendment.

               5. Miscellaneous. The parties hereto hereby further agree as follows:

               5.1 Further Assurances. Each of the parties hereto hereby agrees to do such further acts and things and to execute, deliver and acknowledge such additional agreements, powers and instruments as any other party hereto may reasonably request which are required to carry into effect the purposes of this Amendment and the Credit Agreement, as amended hereby.

               5.2 Payment of Costs and Expenses. The Company agrees to pay on demand all expenses of the Agent (including the fees and out-of-pocket expenses of counsel to the Agent) in connection with the negotiation, preparation, execution and delivery of this Amendment.

               5.3 Governing Law. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS.

               5.4 Counterparts. This Amendment may be executed in one or more counterparts, each of which, when executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same document with the same force and effect as if the signatures of all of the parties were on a single counterpart, and it shall not be necessary in making proof of this Amendment to produce more than one such counterpart.

               5.5 Headings. Headings used in this Amendment are for convenience of reference only and shall not affect the construction of this Amendment.

               5.6 No Release. Notwithstanding Section 5.6 of the First Amendment to Five-Year Credit Agreement, dated September 22, 2000 (the "First Amendment") and Section 5.14 of the CIHC Guaranty, the CIHC Guaranty shall not be terminated and CIHC shall not be released from all of its obligations thereunder on the first date after the Near-Term Facilities Termination Date on which the Company has Investment Grade Ratings status, regardless of whether any Default or Event of Default shall have occurred or not occurred and be continuing or not continuing on such date. Section 5.6 of the First Amendment and Section 5.14 of the CIHC Guaranty are hereby deleted.

               IN WITNESS WHEREOF, this Amendment has been duly executed and delivered as of the date first above written.


                                       CONSECO, INC.



                                       By:/s/James S. Adams
                                          --------------------------------------
                                       Name:  James S. Adams
                                       Title: Senior Vice President,
                                              Chief Accounting Officer
                                              and Treasurer


                                       AG CAPITAL FUNDING PARTNERS LP



                                       By:
                                          --------------------------------------
                                       Name:
                                       Title:


                                       AMMC CDO I LIMITED by American Money
                                       Management Corporation, as
                                       Collateral Manager



                                       By:/s/David P. Meyer
                                          --------------------------------------
                                       Name:  David P. Meyer
                                       Title: Vice President



                                       AMMC CDO II LTD by American Money
                                       Management Corporation, as
                                       Collateral Manager



                                       By:/s/David P. Meyer
                                          --------------------------------------
                                       Name:  David P. Meyer
                                       Title: Vice President

                                       BANK OF AMERICA, N.A., as Agent and as a
                                       Bank



                                       By:/s/Bridget Garavalia
                                          --------------------------------------
                                       Name:  Bridget A. Garavalia
                                       Title: Managing Director


                                       BANK OF AMERICA TRADE



                                       By:/s/Laura T. Sweet
                                          --------------------------------------
                                       Name:  Laura T. Sweet
                                       Title: Assistant Vice President


                                       BANK OF NEW YORK



                                       By:/s/Stephen C. Brennan
                                          --------------------------------------
                                       Name:  Stephen C. Brennan
                                       Title: Vice President


                                       THE BANK OF TOKYO-MITSUBISHI, LTD.,
                                       NEW YORK BRANCH



                                       By:/s/Jesse A. Reid, Jr.
                                          --------------------------------------
                                       Name:  Jesse Reid
                                       Title: Vice President and Authorized
                                              Signatory


                                       BANKERS TRUST COMPANY



                                       By:/s/Annemarie Reilly-Papazoglou
                                          --------------------------------------
                                       Name:  Annemarie Reilly-Papazoglou
                                       Title: Attorney-in-Fact

                                       BEAR STEARNS & CO INC



                                       By:
                                          --------------------------------------
                                       Name:
                                       Title:


                                       CIBC INC.



                                       By:/s/Gerald Girardi
                                          --------------------------------------
                                       Name:  Gerald Girardi
                                       Title: Executive Director, CIBC World
                                              Markets Corp., as Agent


                                       CERES II FINANCE LTD



                                       By:/s/Gregory Stoeckle
                                          --------------------------------------
                                       Name:  Gregory Stoeckle
                                       Title: Authorized Signatory


                                       COMERICA BANK



                                       By:/s/Kathleen M. Kasperek
                                          --------------------------------------
                                       Name:  Kathleen M. Kasperek
                                       Title: Assistant Vice President


                                       CREDIT SUISSE FIRST BOSTON INC



                                       By:/s/Jay Chall
                                          --------------------------------------
                                       Name:  Jay Chall
                                       Title: Director



                                       By:/s/Stuart B. Ganes
                                          --------------------------------------
                                       Name:  Stuart B. Ganes
                                       Title: Directors

                                       DK ACQUISITION PARTNERS



                                       By:/s/Michael Leffell
                                          --------------------------------------
                                       Name:  Michael Leffell
                                       Title: Partner


                                       DEUTSCHE BANK AG, NEW YORK AND/OR
                                       CAYMAN ISLAND BRANCHES



                                       By:/s/Robert M. Woods, Jr.
                                          --------------------------------------
                                       Name:  Robert M. Woods, Jr.
                                       Title: Director

                                       By:/s/Mark B. Cohen
                                          --------------------------------------
                                       Name:  Mark B. Cohen
                                       Title: Managing Director



                                       EVENT PARTNERS DEBT ACQUISITION LLC



                                       By:
                                          --------------------------------------
                                       Name:
                                       Title:


                                       FIRST UNION NATIONAL BANK



                                       By:/s/Thomas L. Stitchberry
                                          --------------------------------------
                                       Name:  Thomas L. Stitchberry
                                       Title: Senior Vice President


                                       FLEET NATIONAL BANK



                                        By:/s/Donald R. Nicholson
                                           -------------------------------------
                                        Name:  Donald R. Nicholson
                                        Title: Senior Vice President


                                        FRANKLIN CLO I LIMITED



                                        By:/s/Richard D'Addario
                                           -------------------------------------
                                        Name:  Richard D'Addario
                                        Title: Vice President

                                        FRANKLIN CLO II, LIMITED



                                        By:/s/Richard D'Addario
                                           -------------------------------------
                                        Name:  Richard D'Addario
                                        Title: Vice President


                                        FRANKLIN FLOATING RATE TRUST



                                        By:/s/Richard D'Addario
                                           -------------------------------------
                                        Name:  Richard D'Addario
                                        Title: Vice President


                                        GOLDMAN SACHS CREDIT PARTNERS LP


                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:


                                        HARBOURVIEW CDO II LTD



                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:


                                        JPMORGAN CHASE BANK



                                        By:/s/Helen L. Newcomb
                                           -------------------------------------
                                        Name:  Helen L. Newcomb
                                        Title: Vice President


                                        J.P. MORGAN SECURITIES INC



                                        By:/s/Miguel A. Roman
                                           -------------------------------------
                                        Name:  Miguel A. Roman
                                        Title: Managing Director


                                        KEYBANK NA



                                        By:/s/Marvin S. Kodish
                                           -------------------------------------
                                        Name:  Marvin S. Kodish
                                        Title: Senior Vice President


                                        KZH CNC LLC



                                        By:/s/Joyce Fraser-Bryant
                                           -------------------------------------
                                        Name:  Joyce Fraser-Bryant
                                        Title: Authorized Agent

                                        KZH RIVERSIDE LLC



                                        By:/s/Joyce Fraser-Bryant
                                           -------------------------------------
                                        Name:  Joyce Fraser-Bryant
                                        Title: Authorized Agent


                                        LIBERTY-STEIN ROE ADVISOR
                                        FLOATING RATE ADVANTAGE
                                        FUND by Stein Roe & Farnham
                                        Incorporated as Advisor



                                        By:/s/Kathleen A. Zarn
                                           -------------------------------------
                                        Name:  Kathleen A. Zarn
                                        Title: Vice President


                                        MARINER LDC



                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:


                                        MERRILL LYNCH PIERCE FENNER & SMITH



                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:


                                        NATIONAL CITY BANK OF INDIANA



                                        By:/s/Thomas E. Bale
                                           -------------------------------------
                                        Name:  Thomas E. Bale
                                        Title: Vice President


                                        NORTHWOODS CAPITAL LIMITED



                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:

                                        NORTHWOODS CAPITAL II LTD



                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:


                                        NORTHWOODS CAPITAL III LIMITED



                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:

                                        NUVEEN SENIOR INCOME FUND



                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:


                                        NORDDEUTSCHE LANDESBNK GIROZENTRALE



                                        By:/s/Stephanie Finnen
                                           -------------------------------------
                                        Name:  Stephanie Finnen
                                        Title: Vice President

                                        By:/s/Josef Haas
                                           -------------------------------------
                                        Name:  Josef Haas
                                        Title: Vice President


                                        OAKTREE CAPITAL MANAGMENT LLC



                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:


                                        OPPENHEIMER SENIOR FLOATING FUND



                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:


                                        SATELLITE SENIOR INCOME FUND LLC



                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:


                                        SALOMON BROTHERS HOLDING COMPANY



                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:

                                        SILVER OAK CAPITAL LLC



                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:


                                        SOCIETE GENERALE



                                        By:/s/Dana Lieberman
                                           -------------------------------------
                                        Name:  Dana Lieberman
                                        Title: Vice President


                                        SRF TRADING INC



                                        By:/s/Diana L. Mushill
                                           -------------------------------------
                                        Name:  Diana L. Mushill
                                        Title: Assistant Vice President


                                        SRF 2000 LLC



                                        By:/s/Diana L. Mushill
                                           -------------------------------------
                                        Name:  Diana L. Mushill
                                        Title: Assistant Vice President

                                        STEIN ROE FLOATING RATE LIMITED
                                        LIABILITY COMPANY



                                        By:/s/Kathleen A. Zarn
                                           -------------------------------------
                                        Name:  Kathleen A. Zarn
                                        Title: Vice President,
                                               Stein Roe & Farnham Incorporated,
                                               as Advisor to the Stein Roe
                                               Floating Rate Limited Liability
                                               Company


                                        SUNTRUST BANK



                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:


                                        US BANK NA



                                        By:/s/Daniel J. Falstad
                                           -------------------------------------
                                        Name:  Daniel J. Falstad
                                        Title: Vice President


                                        WELLS FARGO BANK NA



                                        By:/s/Michael B. Sullivan
                                           -------------------------------------
                                        Name:  Michael B. Sullivan
                                        Title: Senior Vice President

                                        WINGED FOOT FUNDING TRUST



                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:


Agreed to and Accepted by CIHC, INCORPORATED



By:/s/William T. Devanney, Jr.
   ---------------------------
Name:  William T. Devanney, Jr.
Title: Senior Vice President, Corporate Taxes

                                   Schedule I

                                    APPENDIX
                                    AMENDMENT

               AMENDMENT, dated as of March 20, 2002 (this "Amendment"), to the Conseco, Inc. Appendix, dated as of September 22, 2000 (the "Appendix").

               1. Definitions. Unless otherwise defined herein, terms defined in the Appendix and used herein shall have the meanings given to them in the Appendix.

               Amendment to Section 1.01. Section 1.01 is hereby amended as follows:

                    (i) (a) by deleting in its entirety the definition of "Cash on Hand Target".

               (b) by amending the definition of "Conseco Adjusted Earnings" as follows:

                    (i) by deleting the term "non-cash" each time it appears in clauses (f) and (g) thereof;

                    (ii) by deleting the phrase "(provided that the after tax amounts described in clauses (f) and (g) shall not exceed in the aggregate $500,000,000 for any Calculation Period ending on or before September 30, 2001, and $50,000,000 for any Calculation Period ending thereafter)" where it appears after clause (g) thereof and inserting in lieu thereof the following:

               "(provided that the after tax amounts described in clauses (f) and (g) shall not exceed (i) more than $500,000,000 in the aggregate accrued or incurred during Fiscal Year 2002 (provided that no more than $50,000,000 (accrued or incurred during Fiscal Year 2002) of such expenses, losses or other charges in the aggregate may be in cash), and (ii) more than $50,000,000 in the aggregate accrued or incurred for any Fiscal Year thereafter)"; and

                    (iii) by inserting the following sentence at the end thereof:

               "Notwithstanding the foregoing, Conseco Adjusted Earnings shall exclude any income or gain, or expense, loss or charge, (x) associated with Conseco's ownership of AT&T Wireless Stock, (y) resulting from any impairment of the D&O Facilities or (z) set forth on Annex II attached hereto, provided that the amounts set forth for the fiscal periods on such Annex may be excluded in the applicable Calculation Period prior to the date of the Amendment as well as any Calculation Period after the date of the Amendment that includes such fiscal period(s)."

               (c) by amending the definition of "Conseco Finance Tangible Net Worth" by deleting the text of clause (b) where it occurs in the definition thereof and inserting in lieu thereof the following:

                    "(b) any charges specified in clause (f) or (g) of the definition of Conseco Adjusted Earnings; provided that such charges shall not be permitted to exceed $150,000,000 on an after tax basis in the aggregate and no more than $15,000,000 of such $150,000,000 of charges on an after-tax basis may be in cash"

               (d) by amending the definition of "Interest Coverage Ratio" by inserting the following sentence at the end thereof:

                    "For purposes of determining the Interest Coverage Ratio, the term "Conseco Available Cash Flow" shall exclude the amount of (i) Net Proceeds received by Conseco in connection with any Disposition of any right or interest of Conseco or any of its Subsidiaries in the General Motors Building less
                    (ii) the statutory carrying value of Conseco and its Subsidiaries in respect of the General Motors Building (the amount of clause (i) less the amount of clause (ii), the "GM Gain"); provided, that in connection with determining the Interest Coverage Ratio for purposes of compliance with any conditions precedent to an extension of the maturity date of the $1.5 Billion Facility or any of the D&O Facilities, only the first $250,000,000 of any such GM Gain may be included in such determination."

               (e) by amending the definition of "Relevant CIHC Guaranty" by deleting the second sentence thereof.

               (f) by deleting in its entirety the definition of "$144 Million D&O Credit Agreement" and inserting in lieu thereof the following:

                    "$144 Million D&O Credit Agreement" means the Credit Agreement, dated as of November 22, 2000, as amended, supplemented or otherwise modified or refinanced, among the individual borrowers parties thereto, the banks parties thereto and JPMorgan Chase Bank as administrative agent (relating to all of the then-existing loans under the $144 Million D&O Facility).

               (g) by deleting in its entirety the definition of "$181 Million D&O Credit Agreement" and inserting in lieu thereof the following:

                    "$181 Million D&O Credit Agreement" means collectively (i) the Credit Agreement, dated as of August 21, 1998, among the individual borrowers parties thereto, the banks parties thereto and Bank of America, N.A., as administrative agent, as amended, supplemented or otherwise modified or refinanced, and (ii) the Credit Agreement, dated as of November 22, 2000, as amended, supplemented or otherwise modified or refinanced, (relating to certain but not all of the then-existing loans under the $181 Million D&O Facility) pursuant to which Bank of America, N.A. is the administrative agent.

               (h) by deleting in its entirety the definition of "$245 Million D&O Credit Agreement" and inserting in lieu thereof the following:

                    "$245 Million D&O Credit Agreement" means the Credit Agreement, dated as of November 22, 2000, as amended, supplemented or otherwise modified or refinanced, among the individual borrowers parties thereto, the banks parties thereto and Bank of America, N.A., as administrative agent (relating to all of the then-existing loans under the $245 Million D&O Facility).

               (i) by adding thereto the following new definitions in the appropriate alphabetical order:

                    "Amendment" means this Amendment, dated as of March 202002, in respect of the Appendix.

                    "Amendment Effective Date" means the "Effective Date" as defined in the Amendment.

                    "AT&T Wireless Stock" means 10,319,050 shares of AT&T Wireless Services, Inc. common stock par value $.01 per share.

                    "Exchange Offer" means the exchange offer pursuant to the Offering Memorandum dated as of March 18, 2002, pursuant to which Conseco offered to exchange Specified Existing Public Debt for New Exchange Offer Public Debt in accordance with the terms of such Offering Memorandum, any exchange offer in connection with the registration of the New Exchange Offer Public Debt with the Securities and Exchange Commission and any exchange offer on terms substantially similar to the foregoing exchange offers.

                    "General Motors Building" means the building located at 767 5th Avenue, New York, NY 10153.

                    "New Exchange Offer Public Debt" means the senior notes issued pursuant to an Exchange Offer in exchange for Specified Existing Public Debt or other New Exchange Offer Public Debt.

                    "Specified Existing Public Debt" means collectively Conseco's 8.5% Senior Notes due October 15, 2002, 6.4% Senior Notes due February 10, 2003, 8.75% Senior Notes due February 9, 2004, 6.8% Senior Notes due June 15, 2005, 9% Senior Notes due October 15, 2006 and 10.75% Senior Notes due June 15, 2008.

                    "Trigger Date" means (i) in the case of the sale of Sufficient Assets, the Reduction Date and (ii) in the case of any other Approved Strategic Alternative, the date such Approved Strategic Alternative is approved by the Required Banks.

               2. Amendment to Section 1.03. Section 1.03 of the Appendix is hereby amended by inserting at the end thereof a new Section 1.03(c):

                    "(c) For purposes of calculating any financial covenants or related definitions hereunder, any charges taken to writeoff goodwill to the extent required by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants Statement No. 142 shall be excluded."

               (a) Amendment to Section 2.01. (a) Section 2.01(a) of the Appendix is hereby amended by deleting such Section in its entirety and substituting in lieu thereof the following:

                    "(a) [Intentionally Omitted.]"

               (b) Section 2.01(b) of the Appendix is hereby amended by deleting such Section 2.01(b) in its entirety and substituting in lieu thereof the following:

                    "(b) On the Amendment Effective Date and thereafter, within three Business Days after Conseco or any of its Subsidiaries receives any Available Net Proceeds, such Available Net Proceeds shall be applied as follows: first, the first $352,000,000 shall be retained by Conseco; second, the next $313,000,000 shall be applied pro rata to the $1.5 Billion Facility and the Specified D&O Facilties (in the manner contemplated by Section 2.02(c)); third, following the application of $313,000,000 pursuant to clause second above and thereafter until the earlier of (i) December 31, 2003 and (ii) the application of an additional $250 million pursuant to this clause, 50% per transaction of any Available Net Proceeds shall be retained by Conseco and 50% per transaction of any Available Net Proceeds shall be applied pro rata to the $1.5 Billion Facility and the Specified D&O Facilities (in the manner contemplated by Section 2.02(c)); fourth, after the earlier of (i) December 31, 2003 and (ii) the application of an additional $250 million pursuant to clause third above, 25% per transaction of any Available Net Proceeds shall be retained by Conseco and 75% per transaction of any Available Net Proceeds shall be applied pro rata to the $1.5 Billion Facility and the Specified D&O Facilities (in the manner contemplated by Section 2.02(c)); and fifth, after March 31, 2004, 50% per transaction of any Available Net Proceeds shall be retained by Conseco and 50% per transaction of any Available Net Proceeds shall be applied pro rata to the $1.5 Billion Facility and the Specified D&O Facilities (in the manner contemplated by Section 2.02(c)); provided that in the event that the Relevant Banks under the D&O Facilities agree to grant Conseco an option to extend the date by which Conseco is required to pay, purchase or cash collateralize in full the D&O Facilities or the related Conseco Guaranty from December 31, 2003 until March 31, 2005, the application of Available Net Proceeds pursuant to this Section 2.01(b) to the $1.5 Billion Facility and the D&O Facilities shall be as follows: (i) in clause second above, after $50,000,000 of Available Net Proceeds have been applied to the Specified D&O Facilities, the remainder shall be applied pro rata to the $1.5 Billion Facility and the D&O Facilities (in the manner contemplated by Section 2.02(c)); and (ii) in clauses third, fourth and fifth above, the references to the Specified D&O Facilities shall be deemed to be references to the D&O Facilities. Any Available Net Cash Proceeds referred to in this paragraph as being available for retention by Conseco (A) must, if received by a Subsidiary, be distributed to Conseco for such purpose if such distribution is not prohibited by law, rule or regulation or the Lehman Agreement and (B) may be used by Conseco for any purpose permitted by this Appendix.

               (c) Section 2.01(c) is hereby amended by deleting such Section in its entirety and substituting in lieu thereof the following:

                    "(c) [Intentionally Omitted]."

               (d) Amendment to Section 2.02. (a) Section 2.02(a) is hereby amended by deleting such Section in its entirety and substituting in lieu thereof the following:

                    "(a) [Intentionally Omitted]."

               (e) Section 2.02(b) is hereby amended by deleting such Section in its entirety and substituting in lieu thereof the following:

                    "(b) [Intentionally Omitted]."

               (f) Section 2.02(c) is hereby amended by deleting such Section in its entirety and substituting in lieu thereof the following:

                    "(c) Any application of Available Net Proceeds allocated to the $1.5 Billion Facility and the Specified D&O Facilities or the D&O Facilities, as applicable, pursuant to Section 2.01(b) (and any application of Net Proceeds pursuant to clause (a)(ii) of the definition of "Exempt Waterfall Amounts") shall be allocated ratably to each such Facility based on the aggregate Exposure then outstanding under such Facilities, and ratably to the Exposure of each Bank under each such Facility. The Available Net Proceeds so allocated to each Specified D&O Facility and D&O Facility, as applicable, at the discretion of Conseco, shall be either
                    (i) deposited in a cash collateral account pursuant to the applicable Cash Collateral Agreement or (ii) applied to purchase or repay "Loans" made to the individual borrowers pursuant to the applicable Specified D&O Facility or D&O Facility, as applicable or (iii) applied to pay the related Conseco Guaranty."

               (g) Amendment to Article III. Article III of the Appendix is hereby amended by adding at the end thereof the following new Sections 3.12 and 3.13:

                    "3.12. Hiring of Ernst & Young. Conseco hereby agrees to (i) the hiring by the Banks of Ernst & Young LLP as a financial advisor to review the financial condition and performance of Conseco and its Subsidiaries, the duration and scope of such review to be at the direction and under the control of Conseco and the Agents (and Conseco agrees to use reasonable best efforts to facilitate such review) and (ii) paying all fees, costs and expenses incurred from time to time in connection with such review promptly upon receipt of an invoice for such services.

                    3.13. A.M. Best Rating Reduction Remedy. If on any date (the "Reduction Date") the rating from A.M. Best Company is reduced to less than B+ on Bankers Life and Casualty Company, Conseco Annuity Assurance Company, Conseco Health Insurance Company, Conseco Life Insurance Company or Conseco Senior Health Insurance Company, Conseco shall be obligated to retain an investment banker of national recognition (the "Investment Banker") reasonably satisfactory to the Agents to explore strategic alternatives ("Strategic Alternatives") to repaying in full in cash all Obligations under the $1.5 Billion Facility and each of the D&O Facilities (or, in the case of the D&O Facilities, cash collateralize such Facilities), which Strategic Alternatives shall include either (i) the sale of one or more of its Subsidiaries ("Sufficient Assets") the value of which will be sufficient to repay in full in cash all such Obligations, (ii) such other Strategic Alternative(s) approved by the Required Banks or (iii) both the sale of Sufficient Assets and one or more other Strategic Alternatives approved by the Required Banks (clauses (i), (ii) or (iii), individually, an "Approved Strategic Alternative"). At any time, the Required Banks may amend, supplement or otherwise modify the requirements of this Section 3.13, including amending the terms and/or conditions of an Approved Strategic Alternative, releasing Conseco from its obligations to proceed with the sale of Sufficient Assets or otherwise. Conseco and its Subsidiaries shall diligently pursue and take material steps toward achieving each Approved Strategic Alternative, including, to the extent applicable, the preparation and distribution of offering materials with respect to each Approved Strategic Alternative, facilitating advisors of Conseco in making contact with potential purchasers or other relevant parties in their due diligence processes, using reasonable best efforts to prepare, negotiate and execute transaction documents with respect thereto and consummate such transactions.

               Conseco shall provide the Agents with bi-weekly written reports (in form and scope acceptable to the Agents), describing the status of its progress in pursuing, and actions it has taken and is planning on taking toward achieving each Approved Strategic Alternative. Without limiting the generality of Conseco's obligations set forth above, Conseco shall have:

               (A) Engaged the Investment Banker to explore Strategic Alternatives no later than 30 days after the Reduction Date;

               (B) Distributed offering materials, and provided copies thereof to the Agents, with respect to any Approved Strategic Alternative, no later than 90 days after the Trigger Date;

               (C) Used reasonable best efforts to receive written expressions of interest, and provided copies thereof to the Agents, with respect to each Approved Strategic Alternative, no later than 120 days after the Trigger Date;

               (D) Used reasonable best efforts to sign the appropriate transaction documents with respect to any Approved Strategic Alternative no later than 180 days after the Trigger Date, unless the Required Banks have agreed to extend such date; and

               (E) Used reasonable best efforts to consummate any Approved Strategic Alternative no later than 270 days after the Trigger Date, unless the Required Banks have agreed to extend such date."

               (h) Amendment to Section 4.01. Section 4.01 of the Appendix is hereby amended by (i) deleting from Section 4.01(l) the word "and" where it appears at the end of such Section 4.01, (ii) replacing in Section 4.01(m) the "." where it appears at the end of such Section with a "; and" and (iii) adding at the end thereof the following new subsection 4.01(n):

                    "(n) subordinated Contingent Obligations of CIHC in respect of the New Exchange Offer Public Debt (the "Subordinated CIHC Guaranty"), provided that (i) such Subordinated CIHC Guaranty shall contain terms and conditions and shall be subordinated to any and all Obligations under the $1.5 Billion Facility and each of the D&O Facilities, in each case on terms and conditions satisfactory to the Agents and
                    (ii) the Exchange Offer and the disclosures made in connection therewith (including, without limitation, pursuant to the Offering Memorandum) shall be on terms and conditions satisfactory to the Agents.

               3. Amendment to Section 4.08. Section 4.08(c) of the Appendix is hereby amended by replacing the number "$100,000,000" where it appears in Sections 4.08(c)(i) and 4.08(c)(ii) thereof with the number "$50,000,000".

               4. Amendment to Section 4.14. Section 4.14 of the Appendix is hereby amended by deleting the table contained therein in its entirety and inserting in lieu thereof the following table:



                           "Fiscal Quarter
                           Ending                                     Ratio
                           ---------------                            -----
                           December 31, 2001                          1.20 to 1.0
                           March 31, 2002                             1.25 to 1.0
                           June 30, 2002                              1.25 to 1.0
                           September 30, 2002                         1.10 to 1.0
                           December 31, 2002                          1.10 to 1.0
                           March 31, 2003                             1.30 to 1.0
                           June 30, 2003                              1.75 to 1.0
                           September 30, 2003                         1.90 to 1.0
                           December 31, 2003                          2.15 to 1.0
                           March 31, 2004                             2.25 to 1.0
                           June 30, 2004                              2.50 to 1.0
                           September 30, 2004                         2.50 to 1.0
                           December 31, 2004 and thereafter           2.50 to 1.0"


               5. Amendment to Section 4.15. Section 4.15 of the Appendix is hereby amended by (i) deleting the parenthetical contained therein and (ii) deleting the table contained therein in its entirety and inserting in lieu thereof the following table:



                           "Fiscal Quarter
                           Ending                                      Amount
                           ---------------                             ------
                           December 31, 2001                           $1,600,000,000
                           March 31, 2002                              $1,200,000,000
                           June 30, 2002                               $1,200,000,000
                           September 30, 2002                          $1,200,000,000
                           December 31, 2002                           $1,300,000,000
                           March 31, 2003                              $1,300,000,000
                           June 30, 2003                               $1,350,000,000
                           September 30, 2003                          $1,400,000,000
                           December 31, 2003                           $1,400,000,000
                           March 31, 2004                              $1,500,000,000
                           June 30, 2004                               $1,500,000,000
                           September 30, 2004                          $1,700,000,000
                           December 31, 2004 and thereafter            $1,700,000,000"

               6. Amendment to Section 4.16. Section 4.16 of the Appendix is hereby amended by deleting such Section in its entirety and inserting in lieu thereof the following:

                    "4.16. Conseco Finance Tangible Net Worth. Conseco shall not permit Conseco Finance Tangible Net Worth as at the end of any Fiscal Quarter set forth below to be less than the relevant amount set forth below:



                           Fiscal Quarter
                           Ending                             Amount
                           --------------                     ------
                           December 31, 2001                  $1,200,000,000
                           March 31, 2002                     $1,200,000,000
                           June 30, 2002                      $1,200,000,000
                           September 30, 2002                 $1,200,000,000
                           December 31, 2002                  $1,200,000,000
                           March 31, 2003                     $1,200,000,000
                           June 30, 2003                      $1,200,000,000
                           September 30, 2003                 $1,200,000,000
                           December 31, 2003                  $1,300,000,000
                           March 31, 2004                     $1,300,000,000
                           June 30, 2004                      $1,300,000,000
                           September 30, 2004                 $1,300,000,000
                           December 31, 2004                  $1,300,000,000
                           March 31, 2005 and thereafter      $1,600,000,000"


               7. Amendment to Section 4.17. Section 4.17 is hereby amended by replacing the percentage "200%" where it appears therein with the percentage "250%".

               8. Amendment to Section 5.01. Section 5.01(c) is hereby amended by deleting the reference therein to "3.03(a), 4.01" and substituting in lieu thereof a reference to "3.03(a), 3.12(i), 3.13(A), (B) or (E), 4.01".

                                                                       ANNEX II



                         Consolidated Adjusted Earnings

                              Excluded Transactions


Conseco, Inc.
Analysis of Special Charges
Four Quarters Ended December 31,
2001

                                          1Q01           2Q01            3Q01            4Q01            2001
                                    --------------------------------------------------------------------------------
Employment-Related                    (600,000)          4,968,600       4,745,126       2,350,000       11,463,726
Exit Costs/Restructuring            20,709,158           1,047,338         791,676       3,441,534       25,989,706
Advisory Fees                           86,275           2,044,264       1,512,020         144,034        3,786,593
Legal Fees                           4,382,435           3,100,000             -        26,748,986       34,231,421
Loss on Disposition of Asset         8,624,576           2,400,000             -               -         11,024,576
Outsourcing                                -             2,454,000       4,372,000       3,798,000       10,624,000
Miscellaneous                          401,045             178,636         124,516      (2,539,550)      (1,835,353)
Amort. of deferred sales                   -                   -         3,176,576             -          3,176,576
Valuation Adjustments                6,000,000                 -              -         (2,500,000)       3,500,000
                                    --------------------------------------------------------------------------------

                                    39,603,490           16,192,838     14,721,914      31,443,004      101,961,246

Less Cash Special Charges               46,475           (6,467,182)    (5,852,042)            -        (12,272,749)
Cap on Special Charge Basket               -                    -              -       (12,115,401)     (12,115,401)
                                    --------------------------------------------------------------------------------

Sub-total - Accrued Special Charges 39,649,965            9,725,656      8,869,872      19,327,603       77,573,096

Income Taxes on Accrued Special
Charges                            (14,300,000)          (3,403,980)    (3,104,455)     (6,764,661)     (27,573,096)
                                   --------------------------------------------------------------------------------

Total Conseco, Inc. and
Subsidiaries Special Charges After
Tax                                 25,349,965            6,321,676      5,765,417       1,562,942       50,000,000
                                   ================================================================================


                                    Exhibit A

                              Form of Reaffirmation

March ___, 2002

Bank of America, N.A., as Administrative Agent
231 South LaSalle Street
Chicago, Illinois 60697

Attention: ________________

          Re: Third Amendment to Five Year Credit Agreement, dated March 20, 2002 (the "Amendment"), among Conseco, Inc. ("Conseco"), the financial institutions party thereto (collectively, the "Banks"), Bank of America, N.A., as Agent (the "Agent") and CIHC, Incorporated ("CIHC")

Ladies and Gentlemen:

          Reference is made to the Amendment. Capitalized terms used herein, unless otherwise defined herein, shall have the meaning assigned thereto in the Amendment.

          This letter is intended to constitute the reaffirmation (this "Reaffirmation") of specified documents referenced in the Amendment, and, as such, is being delivered to satisfy the condition of Section 3.3 of the Amendment, which requires a reaffirmation of the CIHC Guaranty as a condition to the effectiveness of the Amendment. This letter is for the benefit of the Agent and the Banks.

          CIHC hereby reaffirms the CIHC Guaranty in each and every respect, including, without limitation, the validity of any and all of its obligations under the CIHC Guaranty including, without limitation, regardless of:

          (a) any defense any Conseco has, may have, or may otherwise assert with respect to his, her, or its liability for any loans or otherwise with respect to any other obligation Conseco may have under the Five-Year Credit Agreement, dated as of September 25, 1998, as amended, among Conseco, the Banks and the Administrative Agent (the "Credit Agreement"), or any Loan Document relating thereto, including, without limitation, any defense asserted or that might be asserted by any such borrower as arising from:

               (i) the execution, delivery and performance or non-performance by any party under of the D&O Facilities, or

               (ii) the execution, delivery, and performance or non-performance by any party under the Credit Agreement,

          (b) any past, present, or future exercise or non-exercise by the Agent of any right, power and/or remedy against Conseco under the Credit

     Agreement (and/ or his, her, or its property), any Cash Collateral Deposits (as such term is defined in the September 22, 2000 Agreement), or CIHC (and/or its property).

          Furthermore, CIHC hereby (a) confirms that it has requested the Agent and the Banks to enter into the Amendment and (b) acknowledges that the Agent and the Banks would not enter into the Amendment in the absence of its reaffirmation of the CIHC Guaranty and that the Agent and the Banks are thus relying upon such reaffirmation.

          The undersigned represents and warrants that he or she has been properly authorized to execute and deliver this Reaffirmation on behalf of CIHC.

          Finally, the undersigned acknowledge that each of the Agent, the Banks, and their respective successors and assigns shall be entitled to rely upon this Reaffirmation and that this Reaffirmation is governed by Illinois law.

                               [signature follows]

                                       Very truly yours,

                                       CIHC, INCORPORATED


                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:

                                    Exhibit B

                   Form of First Stage Amendment and Agreement

                              Re: 199[x] D&O Loans

        THIS FIRST STAGE AMENDMENT AND AGREEMENT, dated as of March ___, 2002 (this "Agreement"), among Conseco, Inc. ("Conseco"), CDOC, Inc. ("CDOC"), CIHC, Incorporated ("CIHC"), Bank of America, N.A., as administrative agent (in such capacity, the "Administrative Agent"), as Collateral Agent (in such capacity, the "Collateral Agent") and as Depositary Bank (in such capacity, the "Depositary Bank"), the various financial institutions parties hereto (each a "Bank" and collectively, the "Banks").

                              W I T N E S S E T H:

        WHEREAS, Conseco, the Banks and the Administrative Agent are parties to that certain Agreement, dated as of September 22, 2000, relating to the 199[x] Director and Officer Loan Credit Agreement (the "September 22, 2000 Agreement");

        WHEREAS, Conseco has requested that the Administrative Agent and the Banks amend the September 22, 2000 Agreement as more fully described herein;

        WHEREAS, CDOC, the Collateral Agent and the Depositary Bank are parties to that certain Amended and Restated Cash Collateral Pledge Agreement, dated as of November 22, 2000 (the "Cash Collateral Agreement");

        WHEREAS, CDOC has requested that the Administrative Agent and the Banks amend the Cash Collateral Agreement as more fully described herein;

         WHEREAS, Conseco, pursuant to a Guaranty, dated as of _________
___, _____, (the "Conseco Guaranty") has guaranteed the obligations of the borrowers under the Credit Agreement, dated as of _________ ___, _____, among the persons listed on the signature pages thereto as Borrowers, the Banks, and the Administrative Agent, [relating to the refinancing of certain loans under that certain [Amended and Restated] Credit Agreement, dated as of ______ ___, 199[x]] (the "Credit Agreement");

        WHEREAS, Conseco has requested that the Administrative Agent and the Banks amend the Conseco Guaranty as more fully described herein;

        WHEREAS, CIHC, pursuant to a Guaranty and Subordination Agreement, dated as of ______ 22, 2000 (the "CIHC Guaranty"), has, among other things, guaranteed the obligations Conseco under the Conseco Guaranty;

        WHEREAS, CIHC has requested that the Administrative Agent and the Banks amend the CIHC Guaranty as more fully described herein;

        WHEREAS, Articles II, III and IV to the Appendix to that certain Five-Year Credit Agreement, dated as of September 25, 1998, as amended (the "Five-Year Credit Agreement"), was incorporated by reference into the September 22, 2000 Agreement [and Articles II, III and IV were incorporated by reference into the Conseco Guaranty];

        WHEREAS, the parties to the Five-Year Credit Agreement now wish to amend the Appendix and the parties hereto wish to consent to the amendment of the Appendix; and

        WHEREAS, Conseco will agree to pay certain fees as more fully described below;

        NOW, THEREFORE, in consideration of the mutual promises herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        Section 1. DEFINITIONS. Capitalized terms used and not otherwise defined in this Agreement shall have the meanings assigned thereto in the Credit Agreement. As used herein, the following terms shall have the following meanings:

        "A.M. Best A- Status" shall have the meaning set forth in Section 1.01 of the Appendix.

        "Agreement Fee" shall have the meaning set forth in Section 7.1(a) hereof.

        "Appendix" shall have the meaning set forth in Section 6.1 hereof.

        "Appendix Amendment" shall have the meaning set forth in Section 6.1 hereof.

        "D&O Facilities" shall have the meaning set forth in Section 1.01 of the Appendix.

        "Effective Date" shall have the meaning set forth in Section 8 hereof.

        "Exchange Offer" shall have the meaning set forth in Section 1.01 of the Appendix.

        "Fees" shall have the meaning set forth in Section 7.1 hereof.

        "Specified D&O Facilities" shall have the meaning set forth in Section
1.01 of the Appendix.

        "Trust Preferred Securities" shall have the meaning set forth in Section
1.01 of the Appendix.

        Section 2. AMENDMENTS TO SEPTEMBER 22, 2000 AGREEMENT.

        2.1 Section 1.1 of the September 22, 2000 Agreement is hereby amended as follows:

               (a) The definition of "CDOC" is hereby added to Section 1.1 of the September 22, 2000 Agreement in its proper alphabetical order and reads as follows:

               "CDOC" shall mean CDOC, Inc., a Delaware corporation.

               (b) The definition of "Required Banks" is hereby added to Section
        1.1 of the September 22, 2000 Agreement in its proper alphabetical order and reads as follows:

                    "Required Banks" shall have (a) with respect to the Loans, the meaning assigned thereto in the Loan Documents and (b) with respect to the New Loans, the meaning assigned thereto in the New Loan Documents.

               (c) [The definition of "Regulation U" is hereby added to Section
        1.1 of the September 22, 2000 Agreement in its proper alphabetical order and reads as follows:

                    "Regulation U" shall have the meaning set forth in the Existing Guaranty.]

        2.2 [Section 3 of the September 22, 2000 Agreement is hereby amended by:

               (a) deleting "No Default Acknowledgment" appearing therein and substituting in lieu thereof "No Default Acknowledgments";

               (b) inserting "(a)" immediately prior to the first sentence of such section; and

               (c) inserting a new clause (b) to read as follows:

                    "(b) The Administrative Agent and the Banks hereby acknowledge that the Guarantor will not be in default of
                    Section 3.4 or Section 4.3 of the Existing Guaranty (and CIHC will not be in default of the CIHC Guaranty) if the Guarantor, in furtherance of its rights set forth in Section 5(e) of this Agreement in respect of the Existing Loans, takes possession of any Borrower's "margin stock" (as defined in Regulation U) so long as Guarantor complies with the provisions of Regulation U in connection therewith."]

        2.3 The following sentence is hereby added to the end of Section 5(a) of the September 22, 2000 Agreement to read as follows: "For purposes of this
Section 5(a), in making any calculation to determine Cash Collateral Deposits required to be made or held, such required amounts will be reduced by the amount of any application of cash collateral under Section 5(e) hereof."

        2.4 Section 5(e) is hereby added to the September 22, 2000 Agreement to read as follows:

                    "(e) The Guarantor may, at its option, direct the Administrative Agent to apply the cash collateral provided by CDOC in respect of the Specified D&O Facilities as follows: (i) to the payment of the Specified D&O Facilities (or to all the D&O Facilities, as applicable under Article II of the Appendix), pro rata as to the Specified D&O Facilities (or to all the D&O Facilities, as applicable under Article II of the Appendix), but such allocation thereof need not be pro rata as to the underlying borrowers;
                    (ii) to the payment under the Existing Guaranty or the New Conseco Guaranty of the Specified D&O Facilities (or to all the D&O Facilities, as applicable under Article II of the Appendix), pro rata as to the Specified D&O Facilities (or to all the D&O Facilities, as applicable under Article II of the Appendix), but such allocation thereof need not be pro rata as to the underlying borrowers or (iii) to the Guarantor's purchase of Borrowers' loans, subject to intercreditor rights satisfactory to the Required Banks and the Guarantor, provided that the Guarantor may only purchase an individual Borrower's loans if the Guarantor simultaneously purchases all loans under the D&O Facilities of such Borrower. To the extent the Guarantor purchases an individual Borrower's loans pursuant to clause (iii) of the preceding sentence, each Bank hereby consents to the Administrative Agent (in its sole discretion) entering into an amendment of the Credit Agreement with such Borrower subsequent to the Effective Date which (x) amends the definition of "Eligible Assignee" in the New Loan Documents to include the Guarantor and (y) provides for any other amendments of any other provisions of the New Loan Documents necessary to provide that the purchase of such Borrower's loans may be non-pro-rata as to the assigning Bank and the other underlying Borrowers."

        2.5 [Section 5(f) is hereby added to the September 22, 2000 Agreement to read as follows:

                    "(c) If for any reason the Guarantor believes that any payment made by it pursuant to Section 5(e) of this Agreement in respect of the Existing Loans would not be subject to subrogation rights under Section 2.6 of the Existing Guaranty, the Guarantor and the Required Banks in their sole discretion, may agree to an alternative procedure to preserve substantially equivalent economic rights to the Guarantor and substantially equivalent economic results for the Banks. Without limiting the foregoing, if the Guarantor is paying all of the Existing Loans of a particular Borrower, the Banks will assign their rights in respect of said Existing Loans to the Guarantor, subject to intercreditor rights satisfactory to the Required Banks and the Guarantor."]

        Section 3. AMENDMENTS TO CASH COLLATERAL AGREEMENT. The following sentence shall be added at the end of Section 4.5 of the Cash Collateral
Agreement: "The Grantor shall have the right to make withdrawals to the extent such withdrawals are simultaneously applied as set forth in Section 5(e) of the Agreements Re: Specified D&O Facilities."

        Section 4. [AMENDMENTS TO CONSECO GUARANTY.

        4.1 Section 2.6 of the Conseco Guaranty is hereby amended by the addition of the following at the end of such section:

                    "If for any reason the Guarantor believes that any payment made by it of the Guaranteed Obligations would not be subject to subrogation rights under this Section 2.6, the Guarantor and the Required Banks in their sole discretion, may agree to an alternative procedure to preserve substantially equivalent rights to the Guarantor and substantially equivalent economic results for the Banks. Without limiting the foregoing, if the Guarantor is paying all the Guaranteed Obligations of a participant Borrower, the Banks will assign their rights in respect of said Guaranteed Obligations to the Guarantor, subject to intercreditor rights satisfactory to the Required Banks and the Guarantor."

        4.2 Section 3.4 of the Conseco Guaranty is hereby amended and restated in its entirety to read as follows:

                    "SECTION 3.4. Margin Regulations.

                    (a) None of the transactions contemplated hereunder or in
               connection herewith will in any way violate, contravene or conflict with any of the provisions of Regulation U;

                    (b) None of the obligations of any Borrower to Guarantor is or will be directly or indirectly secured by "margin stock" (as defined in Regulation U) unless the Guarantor complies with the provisions of Regulation U in connection therewith;

                    (c) Neither Guarantor nor any third party acting on behalf of Guarantor has taken or will take possession of any Borrower's "margin stock" to secure, directly or indirectly, any of the Guaranteed Obligations of such Borrower or the obligations of Guarantor under this Guaranty unless Guarantor complies with the provisions of Regulation U in connection therewith;

                    (d) Guarantor does not and will not have any right to
               prohibit any Borrower from selling, pledging, encumbering or otherwise disposing of any margin stock owned by such Borrower so long as this Guaranty is in effect or any of the Guaranteed Obligations of such Borrower or the obligations of Guarantor under this Guaranty remain outstanding unless Guarantor complies with the provisions of Regulation U in connection therewith;

                    (e) None of the Borrowers have granted or will grant
               Guarantor or any third party acting on behalf of Guarantor the right to accelerate repayment of any of the Guaranteed Obligations of such Borrower if any of the margin stock owned by such Borrower is sold by such Borrower or otherwise unless Guarantor complies with the provisions of Regulation U in connection therewith; and

                    (f) There is no agreement or other arrangement between any
               Borrower and Guarantor or any third party acting on behalf of Guarantor (and no such agreement or arrangement shall be entered into so long as this Guaranty is in effect or any of the Guaranteed Obligations of such Borrower or the obligations of Guarantor under this Guaranty remain outstanding) under which the margin stock of such Borrower would be made more readily available as security to Guarantor than to other creditors of such Borrower unless Guarantor complies with the provisions of Regulation U in connection therewith."

        4.3 Section 4.3 of the Conseco Guaranty is hereby amended and restated in its entirety to read as follows:

               "SECTION 4.3. Limitation on Additional Purpose Credit. Notwithstanding any other provision of this Guaranty, the Credit Agreement or the Revolving Credit Agreement to the contrary, Guarantor will not, and will not permit any of its Wholly-Owned Subsidiaries and/or Significant Subsidiaries to incur or assume any Indebtedness which constitutes "purpose credit" secured "directly or indirectly" (as defined in Regulation U) by Margin Stock unless Guarantor complies with the provisions of Regulation U."]

        Section 5. AMENDMENT TO CIHC GUARANTY. Section 5.14 of the CIHC Guaranty is hereby deleted.

        Section 6. CONSENT.

        6.1 The parties hereto consent to the amendment of the Appendix as attached hereto as Exhibit A (the "Appendix Amendment"). The parties hereto further agree that all references in the September 22, 2000 Agreement and the Conseco Guaranty to the Appendix shall mean the Appendix as so amended by the Appendix Amendment (the "Appendix").

        6.2 Conseco may, at its option, make payments or purchases under the Specified D&O Facilities (or to all the D&O Facilities, as applicable under Article II of the Appendix or the related Conseco guaranty), pro rata as to the Specified D&O Facilities (or to all the D&O Facilities, as applicable under Article II of the Appendix), but such allocation thereof need not be pro rata as to the underlying borrowers.

        Section 7. FEES.

        7.1 Conseco hereby agrees that, upon the effectiveness of this Agreement pursuant to the provisions of Section 8 hereof, Conseco shall be obligated to pay, and shall pay, to the Administrative Agent, for the pro rata benefit of the Banks, the following fees (the "Fees"):

               (a) On the Effective Date, an agreement fee (the "Agreement Fee") in immediately available funds equal 0.50% of the principal amount of the Loans outstanding on such date, net of a proportionate share (which share shall equal the share of the Loans payable to such Bank divided by the outstanding Loans under all the Specified D&O Facilities) of the cash collateral then on deposit securing Conseco's obligations relating to the Credit Agreement; provided that the Agreement Fee shall only be payable to those Banks that execute and deliver this Agreement by March 20, 2002; and

               (b) From and after the Effective Date and until all Loans are paid in full, a continuing per annum fee equal to 0.75% of all Loans then outstanding, payable quarterly in arrears, quarterly on the last Business Day of each calendar quarter, with payment commencing on March 31, 2002.

        7.2 Conseco's obligation to pay each of the Fees shall be irrevocable, unconditional, and absolute and, consistent therewith, shall not terminate in the event that this Agreement shall otherwise be terminated pursuant to its provisions. Such fees shall be in addition to any fees provided for under the September 22, 2000 Agreement or the Credit Agreement.

        Section 8. CONDITIONS PRECEDENT. This Agreement shall become effective on such date (the "Effective Date") when each of the conditions precedent set forth in this Section 8 shall have been satisfied, and notice thereof shall have been given by the Administrative Agent to Conseco and the Banks.

        8.1 Receipt of Documents. The Administrative Agent shall have received all of the following documents duly executed, dated the date hereof or such other date as shall be acceptable to the Administrative Agent, and in form and substance satisfactory to the Administrative Agent:

               (a) This Agreement, duly executed by Conseco, CDOC, CIHC, the Administrative Agent and the Required Banks;

               (b) A certificate of the Secretary or Assistant Secretary of Conseco (i) certifying the names and true signatures of the officers of Conseco authorized to execute, deliver and performance, as applicable, this Agreement, and all other documents to be delivered by it hereunder and (ii) attaching copies of the resolutions of the board of directors of Conseco authorizing the transactions contemplated hereby;

               (c) A certificate of the Secretary or Assistant Secretary of CIHC
        (i) certifying the names and true signatures of the officers of CIHC authorized to execute, deliver and perform, as applicable, all documents to be delivered by it hereunder and (ii) attaching copies of the resolutions of the board of directors of CIHC authorizing the transactions contemplated hereby;

               (d) A certificate of the Secretary or Assistant Secretary of CDOC
        (i) certifying the names and true signatures of the officers of CDOC authorized to execute, deliver and perform, as applicable, all documents to be delivered by it hereunder and (ii) attaching copies of the resolutions of the board of directors of CDOC authorizing the transactions contemplated hereby;

               (e) The Reaffirmation of (i) the Conseco Guaranty, (ii) the CIHC Guaranty and (iii) the Amended and Restated Cash Collateral Agreement, in the form of Exhibit B attached hereto;

               (f) The opinion of David K. Herzog, counsel of Conseco and CIHC, substantially in the form of Exhibit C, and addressing such other legal matters as the Administrative Agent may reasonably require;

               (g) The opinion of Weil, Gotshal & Manges LLP, outside counsel to Conseco and CIHC, substantially in the form of Exhibit D, and addressing such other legal matters as the Administrative Agent may reasonably require;

               (h) Duly authorized, executed and delivered copies of (i) the First Stage Amendment and Agreement Re: 199[ ] D&O Loans, dated as of March ___, 2002, (ii) the First Stage Amendment and Agreement Re: 199__ D&O Loans, dated as of March ___, 2002, and (iii) the First Stage Amendment and Agreement Re: 199__ D&O Loans, dated as of March ___, 2002, substantially in the form hereof;

               (i) A duly authorized, executed and delivered copy of Third Amendment to Five-Year Credit Agreement, dated as of March ___, 2002, among Conseco, the various financial institutions party thereto, and Bank of America, N.A. as agent thereunder; and

               (j) Receipt by the Administrative Agent of a letter to the Banks evidencing Conseco's understanding if scheduled payments are not made on or before the date that such scheduled payments become due and payable in respect of all Trust Preferred Securities, a downgrade from A.M. Best A- Status would occur.

        8.2 Additional Conditions. The effectiveness of this Agreement and the consent of the Banks are subject to the following further conditions precedent:

               (a) With respect to Conseco, no Default exists and no Event of Default will exist after giving effect to this Agreement;

               (b) The representations and warranties of Conseco contained in
        Article III of the Conseco Guaranty, are true and correct in all material respects with the same effect as though made on the Effective Date, except, to the extent that any such representations and warranties relate expressly to an earlier date, such representations and warranties shall have been true and correct in all material respects as of such earlier date;

               (c) No Material Litigation exists other than the litigation described in Schedule I attached hereto;

               (d) No Material Adverse Change has occurred with respect to Conseco or CIHC since September 30, 2001 (except for changes in or adverse effects upon, the business, properties, condition (financial or otherwise) of Conseco and CIHC as disclosed in press releases, public filings or otherwise in writing to the Administrative Agent);

               (e) Conseco shall have paid all accrued and unpaid fees, costs, expenses and other disbursements to date, including attorneys' fees and costs, including those to be incurred in connection, negotiation, and execution of this Agreement. Conseco shall remain liable and shall promptly reimburse the Administrative Agent for such future fees, costs expenses and other disbursements as provided for in the existing Loan Documents;

               (f) The Banks, with the approval of Conseco, shall have hired Ernst & Young LLP as a financial advisor to review the financial condition and performance of Conseco and its Subsidiaries, and the Administrative Agent shall be satisfied as to the duration and scope of such review; and

               (g) The Exchange Offer and the disclosures made in connection therewith (including, without limitation, pursuant to the related offering memorandum) shall be on terms and conditions satisfactory to the Administrative Agent.

        Section 9. MISCELLANEOUS.

        9.1 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

        9.2 Headings. The various headings of this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provisions hereof.

        9.3 Execution in Counterparts. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

        9.4 Governing Law. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS.

        9.5 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

                               [signatures follow]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                     CONSECO, INC.



                                     By:
                                        ----------------------------------------
                                     Name:
                                     Title:


                                     CIHC, INCORPORATED



                                     By:
                                        ----------------------------------------
                                     Name:
                                     Title:


                                     CDOC, INC.



                                     By:
                                        ----------------------------------------
                                     Name:
                                     Title:


                                     BANK OF AMERICA, N.A., as Administrative
                                     Agent, as a Bank, as Collateral Agent and as Depositary Bank


                                     By:
                                        ----------------------------------------
                                     Name:
                                     Title:


                                     [BANKS]

                                      B-10